UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 6, 2007
The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 403-5000
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1: NEWS RELEASE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)  Katherine P. Cody, Senior Vice President and Chief Accounting Officer of The Phoenix Companies, Inc. (the “Company”), has been appointed to lead the Company’s new Alternative Products unit. In connection with her appointment to this new position, Mrs. Cody ceased serving as Chief Accounting Officer of the Company, effective September 6, 2007.
(c)  On September 6, 2007, the Board of Directors of the Company appointed Michael E. Haylon to serve as the Company’s Chief Accounting Officer on an interim basis while the Company seeks Mrs. Cody’s replacement. Mr. Haylon, age 49, is currently Senior Executive Vice President of the Company and Chief Financial Officer of the Company and of Phoenix Life Insurance Company (“Phoenix Life”), the Company’s wholly-owned subsidiary. He will assume the responsibilities and position of Chief Accounting Officer of the Company in addition to his current duties. Mr. Haylon has been Senior Executive Vice President of the Company and Chief Financial Officer of the Company and of Phoenix Life since February 2007. Prior to that, he was Executive Vice President and Chief Financial Officer of the Company and of Phoenix Life since January 1, 2004. Prior to that, he was Executive Vice President and Chief Investment Officer of the Company and of Phoenix Life from 2002 through 2003. Mr. Haylon joined Phoenix Life in 1990 as a Vice President, and became Senior Vice President in 1993. The Company is not making any changes to the current compensation arrangements for Mr. Haylon in connection with his appointment as Chief Accounting Officer.

Item 7.01.	Regulation FD Disclosure.
On September 12, 2007, the Company issued a press release announcing the formation of its new Alternative Products unit and Mrs. Cody’s new role as the head of this unit. This release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
The following exhibit is furnished herewith:

99.1	News Release of The Phoenix Companies, Inc., dated September 12, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.
Date: September 12, 2007	By:	/s/ Tracy L. Rich
		Name:	Tracy L. Rich
		Title:	Executive Vice President, General Counsel and Secretary